CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated August 7, 2020, relating to the financial statements of Grey Cloak Tech, Inc., as of December 31, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 1, 2020